Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-58937) of United Technologies Corporation of our report dated June 29, 2007 relating to the financial statements of the United Technologies Corporation Defined Contribution Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

June 29, 2007